Exhibit 4.5

EXECUTION COPY

DELHAIZE GROUP SA/NV,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

Senior Securities

INDENTURE

Dated as of February 2, 2009

Reconciliation table between Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990,

and this Indenture, dated as of February 2, 2009*

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.10
§ 311 (a)	7.11
(b)	7.11
(b)(2)	7.11
§ 312 (a)	2.06
(b)	10.03
(c)	10.03
§ 313 (a)	7.06
(b)	7.06
(c)	7.06, 10.02
(d)	7.06
§ 314 (a)	4.02, 4.03
(b)	Not Applicable
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.05
§ 315 (a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316 (a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	9.04
§ 317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.05
§ 318 (a)	10.01

*	This reconciliation table shall not, for any purpose, be deemed part of the Indenture.

TABLE OF CONTENTS

ARTICLE 1 Definitions and Incorporation by Reference	1
SECTION 1.01. Definitions	1
SECTION 1.02. Other Definitions	7
SECTION 1.03. Incorporation by Reference of Trust Indenture Act	7
SECTION 1.04. Rules of Construction	8
ARTICLE 2 The Securities	9
SECTION 2.01. Issuable in Series	9
SECTION 2.02. Form and Dating	11
SECTION 2.03. Execution and Authentication	11
SECTION 2.04. Registrar and Paying Agent	13
SECTION 2.05. Paying Agent to Hold Money in Trust	15
SECTION 2.06. Holder Lists	15
SECTION 2.07. Transfer and Exchange	15
SECTION 2.08. Replacement Securities	16
SECTION 2.09. Outstanding Securities	15
SECTION 2.10. Temporary Securities	17
SECTION 2.11. Cancellation	17
SECTION 2.12. Defaulted Interest	17
SECTION 2.13. ISINs, Common Codes and CUSIPs	18
SECTION 2.14. Consent of Holders of the Securities	18
SECTION 2.15. Currency Indemnity	18
SECTION 2.16 Computation of Interest	19
ARTICLE 3 Redemption	19
SECTION 3.01. Notices to Trustee	19
SECTION 3.02. Selection of Securities to be Redeemed	20
SECTION 3.03. Notice of Redemption	20
SECTION 3.04. Effect of Notice of Redemption	21
SECTION 3.05. Deposit of Redemption Price	21
SECTION 3.06. Securities Redeemed in Part	21
SECTION 3.07 Optional Redemption for Tax Reasons	21
ARTICLE 4 Covenants	23
SECTION 4.01. Payment of Securities	23
SECTION 4.02. Compliance Certificate	23
SECTION 4.03. Reports by the Issuer	23
SECTION 4.04. Further Instruments and Acts	24
SECTION 4.05. Payments of Additional Amounts	24
SECTION 4.06. Certain Release of Guarantees	27
ARTICLE 5 Successor Issuer	28
SECTION 5.01. When Issuer May Merge or Transfer Assets	28
SECTION 5.02. Successor Corporation Substituted	28
ARTICLE 6 Defaults and Remedies	28
SECTION 6.01. Events of Default	28
SECTION 6.02. Acceleration	30
SECTION 6.03. Other Remedies	30

v

THIS INDENTURE dated as of February 2, 2009, among Delhaize Group SA/NV (the “Issuer”), a limited liability company organized under the laws of the Kingdom of Belgium, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s senior unsecured debentures, notes or other evidence of indebtedness (the “Securities”), to be issued from time to time in one or more series as in this Indenture provided.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions

“Agency Agreement” means, with respect to a particular series, the Agency Agreement dated on or about the Issue Date for that series among the Issuer, the Principal Paying Agent and the Trustee;

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorised to act on behalf of the Board of Directors of the Issuer;

“Book-Entry Interest” means a book-entry interest in a Global Security of any series, whether directly or indirectly through a book-entry interest in any certificated depositary interest representing an interest in such Global Security, held by or through a Participant in the X/N System or an Indirect Participant in the X/N System;

“Business Day” means each day which is not a Legal Holiday;

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalised for financial reporting purposes in accordance with IFRS and as in effect as of the date hereof, and the amount of Indebtedness represented by such obligation shall be the capitalised amount of such obligation determined in accordance with such principles;

“Clearing Agreement” means, with respect to a particular series, the clearing agreement dated on or about the Issue Date for that series by and among the Issuer, the NBB and the Principal Paying Agent;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Consolidated Capitalization” means, with respect to any Person, the total assets of such Person and its Subsidiaries determined on a consolidated basis, less the following: (i) current liabilities, including liabilities for Indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination and (ii) deferred income taxes. Consolidated Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person and its Subsidiaries are engaged and which are approved by independent accountants regularly retained by such Person, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made;

“Cross Guarantee Agreement” means, the cross guarantee agreement, dated as of May 21, 2007, among Delhaize Group, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.;

“Cross Guarantor” means a Person that is a party to the Cross Guarantee Agreement;

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to any series of Securities;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Holder” means (a) in the case of any Securities of any series in the form of a Global Security in bearer form, the holders of Book-Entry Interests therein; provided, however, that for the purposes of (i) payments of principal, premium, if any, and interest on such Securities and (ii) providing its consent or voting, in particular pursuant to Sections 6.04 and 9.02, “Holder” shall mean the direct holder of such Securities (as shown in the records of the NBB or of a Participant in the X/N System) or (b) in any other case, the Person in whose name a Security of such series is registered on the Registrar’s books;

“IFRS” means International Financial Reporting Standards as adopted by the European Union;

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations for letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of a particular series of Securities established as contemplated by Section 2.01;

“Indirect Participant” means a Person who is a Participant in the X/N System indirectly by being a Participant in a Person who is a direct Participant or itself an Indirect Participant in the X/N System;

“Issue Date” means date of first issuance of Securities of a particular series;

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities;

“Lien” means, any mortgage, charge, pledge, lien or other form of encumbrance or security interest;

“Major Subsidiary” means a Subsidiary, the assets of which represent greater than 25% of the assets of the Issuer and the Issuer’s Subsidiaries on a consolidated basis, according to the financial statements for its own most recently completed fiscal year;

“Material Subsidiary” at any time means a Subsidiary:

(a) whose (x) revenues, or (y) total assets (in each case determined on a non-consolidated basis and determined on a basis consistent with the preparation of the consolidated financial statements of the Issuer) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate are equal to ) no less than 10% of the consolidated revenues or total assets (as the case may be) of the Issuer, all as calculated respectively by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Issuer, provided that:

(i) in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation above shall, until consolidated financial statements of the Issuer for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest audited financial statements, adjusted as deemed appropriate by the auditors of the relevant Subsidiary from time to time, if such auditors are not also the auditors of the Issuer, and otherwise, by the Issuer’s Board of Directors and approved by the auditors of the Issuer (the “Auditors”); and

(ii) in the case of a Subsidiary in respect of which no audited financial statements are prepared, its revenues and total assets shall be determined on the basis of pro forma financial statements of the relevant Subsidiary prepared for this purpose by the Auditors on the basis of accounting principles consistent with those adopted by the Issuer; or

(b) to which is transferred the whole or substantially the whole of the business, undertaking or assets of a Subsidiary which prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated financial statements of the Issuer for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b);

A report by the Auditors that, in their opinion, a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

“Member State” means any country that is a member of the European Union;

“Moody’s” means Moody’s Investors Service, Inc., and its successors;

“NBB” means the National Bank of Belgium;

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Issuer;

“Officers’ Certificate” means a certificate signed by two Officers;

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or a Cross Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee;

“Participant” means (a) with respect to the X/N System, Euroclear or Clearstream or any other Person who has an account with the X/N System and (b) with respect to Euroclear, Clearstream and DTC, their respective Participants holding an account with them;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security;

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security;

“SEC” means the U.S. Securities and Exchange Commission, or if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time;

“Securities” has the meaning set forth in the recitals hereto, and more particularly means any Securities authenticated and delivered under this Indenture;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred);

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person;

“TIA” means the U.S. Trust Indenture Act of 1939 , as amended;

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor Trustee, an authorized officer assigned to the department, division or group performing the corporate trust work of each successor and assigned to administer this Indenture;

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor;

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time;

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt; and

“X/N System” means the securities clearing system recognized or approved in accordance with Articles 3 through 12 of the Law of 2 January 1991 of Belgium on the market of public debt securities and the monetary policy instruments, as amended, the Law of 6 August 1993 of Belgium, as amended, and its implementing decrees, as amended, and the Law of 15 July 1998 of Belgium and its implementing decrees, which is currently the securities clearing system operated by the National Bank of Belgium.

SECTION 1.02. Other Definitions

Term	Defined in Section
“Additional Amounts”	4.05(b)
“Applicable Procedures”	Appendix A
“Authorized Agent”	10.10
“bankruptcy provisions”	6.01(g)
“CDI Depositary”	Appendix A
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(b)
“cross-acceleration provision”	6.01(e)
“Definitive Registered Certificates”	Appendix A
“Definitive Registered Securities”	Appendix A
“Disposition”	4.06
“DTC”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01
“Global Securities”	Appendix A
“incorporated provision”	10.01
“legal defeasance option”	8.01(b)
“Legal Holiday”	10.08
“Meeting”	Appendix B
“NBB”	1.01, Appendix A
“Securities”	Preamble
“Paying Agent”	2.04(a)
“Principal Paying Agent”	Appendix A
“protected purchaser”	2.08
“Proxy”	Appendix B
“Register”	Appendix A
“Registrar”	2.04(a)
“Relevant Taxing Jurisdiction”	4.05(a)
“Required Resolution”	Appendix B
“Sales Exemptions”	Appendix A
“Taxes”	4.05(a)
“Tax Redemption”	3.07
“Trustee”	Preamble, 1.01
“winding-up provisions”	6.01(g)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

(a) “Commission” means the SEC;

(b) “indenture securities” means the Securities issued pursuant to this Indenture;

(c) “indenture security holder” means a Holder;

(d) “indenture to be qualified” means this Indenture;

(e) “indenture trustee” or “institutional trustee” means the Trustee;

(f) “obligor” on the indenture securities means the Issuer, any Cross Guarantor and any other obligor on the indenture securities; and

(g) All other terms used in this Indenture that are defined by the TIA, either directly or by reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “including” means including without limitation;

(d) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with IFRS;

(e) the term “surrender”, where the context so admits, shall include, with respect to Securities that cannot be surrendered in physical form, and in particular with respect to Definitive Registered Securities which are in registered form, the surrender of the appropriate documents, including any certificates, evidencing or demonstrating the surrender of such Securities;

(f) the term “present”, where the context so admits, shall include, with respect to Securities that cannot be presented in physical form, and in particular with respect to Definitive Registered Securities which are in registered form, the presentment of the appropriate documents, including any certificates or Definitive Registered Certificate, evidencing or demonstrating the presentment of such Securities. The term “presentment” shall have a correlative meaning; and

(g) the term “receipt”, where the context so admits, shall include, with respect to Securities that cannot be surrendered in physical form, and in particular with respect to Definitive Registered Securities which are in registered form, the receipt of the appropriate documents, including any certificates or Definitive Registered Certificate, evidencing or demonstrating the receipt of such Securities.

ARTICLE 2

The Securities

SECTION 2.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established by action taken pursuant to a resolution of the Board of Directors and, subject to Sections 2.02 and 2.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series, including ISINs, Common Codes or CUSIP Numbers (which shall distinguish the Securities of the series from Securities of any other series);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.07, 2.08, 2.10, 3.06 or 9.05 and except for any Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(c) any changes or additions to circumstances in which any additional amounts with respect to the debt securities will be payable;

(d) the date or dates on which the principal of the Securities of the series is payable or any formula or other method or means by which such date or dates shall be determined;

(e) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

(f) any addition to or change in the place or places where the principal of and any premium and interest on Securities of the series shall be payable and any change to Section 2.04(a);

(g) any addition to or change in the provisions for optional or mandatory redemption, extension, purchase or early repayment of the Securities;

(h) if other than in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which Securities of the series shall be issuable;

(i) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than in U.S. dollars;

(j) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to a formula or an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined;

(k) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(l) the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities;

(m) any addition to or change in the covenants set forth in Article 4 which applies to Securities of the series;

(n) any change to the form of the Securities of the series or the provisions of Appendix A applicable to such series;

(o) any Events of Default in addition to those specified in Section 6.01 with respect to the Securities of the series;

(p) any changes to the Issuer’s right to defease the Securities of the series; and

(q) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided by action taken pursuant to a resolution of the Board of Directors and (subject to Section 2.02) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by an Officers’ Certificate of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Securities of any series.

The Issuer may, from time to time, by action taken pursuant to a resolution of the Board of Directors and subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional securities of any series of Securities (“Add On Securities”) having terms and conditions identical to those of such series of outstanding Securities, except that such Add On Securities:

(a) may have a different issue date from such series of outstanding Securities;

(b) may have a different amount of interest payable on the first interest payment date after issuance than is payable on such series of outstanding Securities; and

(c) may have terms specified in such action taken pursuant to a resolution of the Board of Directors for such Add On Securities making appropriate adjustments to this Article 2 applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or applicable securities laws) which are not adverse in any material respect to the Holder of any outstanding Securities (other than such Add On Securities) and which shall not affect the rights or duties of the Trustee.

SECTION 2.02. Form and Dating. Provisions relating to the Securities of any series and Definitive Registered Certificates are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture, or as otherwise provided with respect to a series of Securities in accordance with Section 2.01. The Securities of any series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture, or in such other form as shall be established by action taken pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto. The Securities and Definitive Registered Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or other obligor, if any, is subject, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security and Definitive Registered Certificate shall be dated the date of its authentication. Denominations of the Securities of any series shall be specified as contemplated by Section 2.01. In the absence of any such specified denomination, the Securities of such series shall be issuable only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. Any Global Security of any series issued in bearer form shall be issued without interest coupons.

SECTION 2.03. Execution and Authentication. Two members of the Board of Directors shall sign the Global Securities of any series and two Officers shall sign the Definitive Registered Certificates for the Issuer by manual or facsimile signature.

If a member of the Board of Directors or an Officer, as the case may be, whose signature is on a Security or Definitive Registered Certificate no longer holds such office at the time the Trustee authenticates the Security or Definitive Registered Certificate, as applicable, the Security or Definitive Registered Certificate, as applicable, shall be valid nevertheless.

A Global Security or Definitive Registered Certificate shall not be valid until an authorized signatory of the Trustee manually (or with respect to a Definitive Registered Certificate, manually or by facsimile) signs the certificate of authentication on the Security or Definitive Registered Certificate, as applicable. The signature shall be conclusive evidence that the Global Security or Definitive Registered Certificate has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities and Definitive Registered Certificates as set forth in Appendix A.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities and Definitive Registered Certificates of any series. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities and Definitive Registered Certificates of any series whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

If the form or terms of the Securities of any series have been established in or pursuant to one or more actions taken pursuant to a resolution of the Board of Directors as permitted by Sections 2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) if the terms of such Securities have been established by an action taken pursuant to a resolution of the Board of Directors as permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture;

(b) if the form of such Securities has been established by an action taken pursuant to a resolution of the Board of Directors as permitted by Section 2.02, that such form has been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established pursuant to an Officers’ Certificate as permitted hereunder, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will have a material adverse effect on the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 2.01 and this Section 2.03, if all Securities of any series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.01 or the written order of the Issuer and Opinion of Counsel otherwise required pursuant to this Section 2.03 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

The Trustee shall have the right to decline to authenticate and deliver any Add On Securities under this Section 2.03 if the Trustee determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee or a trust committee of directors or trustees or Trustee Officer shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.04. Registrar and Paying Agent (a) The Issuer shall maintain an office or agency where transfers and exchanges of Definitive Registered Securities of any series may be made (the “Registrar”) and an office or agency where payments on Securities of any series may be made (the “Paying Agent”). The Registrar shall keep the Register of the Definitive Registered Securities, if any, and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars.

Payments in respect of any Global Security deposited with the operator of the X/N System (or with a depositary therefor) shall be made through the Principal Paying Agent in accordance with the rules applicable to the X/N System. The location of the Principal Paying Agent is Avenue Marnix 24, B-1000 Brussels, Belgium. Holders may exchange or transfer their Securities of any series for other Securities of the same series upon notification and certification given to the Principal Paying Agent. The initial Paying Agent shall be the Principal Paying Agent in Belgium. In the event that Definitive Registered Securities of any series are exchanged against any Global Security of any series, (a) the Issuer, or any agent designated by the Issuer to perform such function, will act as Registrar and (b) the Issuer will pay the principal of, premium, if any, and interest on, the Securities of such series at any of its offices or any agency designated by it which is located in the Borough of Manhattan, The City of New York and in London, England. The Issuer will at all times maintain a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income.

(b) The Issuer and the Trustee shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA and this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. If the Issuer fails to either act as Registrar or appoint a Registrar or maintain a Paying Agent, or fails to notify the Trustee of the appointment of a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to the compensation provided for such services under the Agency Agreement. The location of the corporate trust office of the Trustee in The City of New York is 101 Barclay Street, New York, New York 10286. The Issuer may act as Paying Agent, Registrar, co-registrar or transfer agent.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or a Paying Agent may resign at any time upon not less than 30 days’ written notice to the Issuer and the Trustee in which case, the Issuer shall appoint a replacement Registrar or Paying Agent prior to the effective date of such resignation.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Security of any series, the Issuer shall deposit with the relevant Paying Agent (or if the Issuer or one of its wholly owned Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities of each such series, and shall notify the Trustee of any default by the Issuer (or any other obligor on the Securities of such series) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. The Trustee may, and upon direction of Holders of a majority in principal amount of the outstanding Securities of any series will with respect to Securities of such series, at any time during the continuance of any Default specified in Section 6.01(a) or 6.01(b), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed by the Paying Agent. Upon complying with this Section 2.05 and Clause 3.5 of the Agency Agreement, no Paying Agent shall have any further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in a form that is reasonably practicable the most recent list available to it of the names and addresses of Holders in the event Definitive Registered Securities of any series are exchanged against any Global Security of any series. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date that occurs after the exchange of Definitive Registered Securities of such series and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Issuer and the Trustee shall comply in all respects with Section 312(a) of the TIA.

SECTION 2.07. Transfer and Exchange. (a) Holders, Participants or Indirect Participants in the X/N System that hold interests in the Global Securities of any series through the X/N System will not be entitled to receive physical delivery of such Global Securities or of any individual bearer note representing a portion thereof. Any transfer of an interest in such Global Securities or payment of the principal or interest, on such interest in such Global Securities, other than through the X/N System or any Participant and/or Indirect Participant, shall not be enforceable against the Issuer. Global Securities of any series may be replaced, as provided in Section 2.08 hereof. Every Security of any series authenticated and delivered in exchange for, or in lieu of, a Global Security of the same series pursuant to this Section 2.07, shall be executed, authenticated and delivered in the form of, and shall be, a Global Security, except to the extent Securities of the same series are exchanged for Definitive Registered Securities as provided in Appendix A. A Global Security may not be exchanged for another Security other than as provided in Appendix A.

(b) When a Security of any series is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities of any series are presented to the Registrar with a request to exchange them for an equal principal amount at maturity of Securities of other denominations of the same series, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Registered Certificates in respect of Definitive Registered Securities of any series, at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities of any series selected for redemption (except, in the case of Definitive Registered Securities to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Registered Securities of any series for a period of five days before a selection of Definitive Registered Securities to be redeemed or for a period of 5 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Global Security of any series, the Issuer, each Cross Guarantor or other obligor on the securities, if any, the Trustee, each Paying Agent and the Registrar may deem and treat (in the case of a Global Security of any series issued in bearer form) the holder of such Global Security as determined as provided in Section 2.14 or, in the case of Definitive Registered Securities of any series, the Person in whose name such Definitive Registered Security is registered in the Register, as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2 of the Global Securities and Definitive Registered Certificates) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer or other obligor on the securities, if any, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary. Any Holder of an interest in a Global Security of any series shall, by acceptance of such interest, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by a Participant or Indirect Participant, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities of any series issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities of such series surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security or Definitive Registered Certificate of any series is surrendered to the Registrar or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security or Definitive Registered Certificate of the same series, as applicable, if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security or Definitive Registered Certificate, as applicable, being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the relevant Paying Agent and the Registrar from any loss that any of them may suffer if a Security or Definitive Registered Certificate is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security or Definitive Registered Certificate, including fees and expenses of counsel and for any tax that may be imposed in replacing such Security or Definitive Registered Certificate, as applicable. In the event that a Global Security or Definitive Registered Certificate is mutilated, lost, destroyed or wrongfully taken and such Global Security or the Definitive Registered Security evidenced thereby, as applicable, has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security or Definitive Registered Certificate, as applicable, in replacement thereof.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities or Definitive Registered Certificates.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest, if any, payable on that date with respect to the Securities (or portions thereof) of a series to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Registered Securities of any series are to be exchanged against any Global Security of any series under the terms of this Indenture, until Definitive Registered Certificates in respect of such Definitive Registered Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary certificates. Temporary certificates shall be substantially in the form of Definitive Registered Certificates but may have variations that the Issuer considers appropriate for temporary certificates. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Registered Certificates and deliver them in exchange for temporary certificates upon surrender of such temporary certificates at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Securities and Definitive Registered Certificates in respect thereof to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment (and Definitive Registered Certificates in respect thereof, if applicable). The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation, and all Definitive Registered Certificates in respect thereof that are delivered to the Trustee, and shall dispose of cancelled Securities and Definitive Registered Certificates in respect thereof in accordance with its customary procedures or deliver cancelled Securities and Definitive Registered Certificates in respect thereof to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Securities or Definitive Registered Certificates in respect thereof, to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities or Definitive Registered Certificates in respect thereof in place of cancelled Securities or Definitive Registered Certificates in respect thereof other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities of a particular series, the Issuer shall pay such interest on such series (plus interest on such defaulted interest to the extent lawful) in any lawful manner pursuant to Section 4.01. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly transmit or cause to be transmitted in accordance with Section 10.02 to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. ISINs, Common Codes and CUSIPs. The Issuer in issuing the Securities of any series may use ISINs, Common Codes and CUSIPs (if then generally in use) and, if so, the Trustee shall use ISINs, Common Codes and CUSIPs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or Definitive Registered Certificates or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities or Definitive Registered Certificates, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.14. Ownership Interest in Global Securities. The Trustee may rely on an Opinion of Counsel confirming that, under the laws of the Kingdom of Belgium and pursuant to the Royal Decree No. 62 of 10 November 1967 on the promotion of the circulation of securities, as amended, the NBB, as holder of the Global Securities of any series (or any subcustodian appointed by it), will not have legal title (ownership right) to such Global Securities but rather the ownership interests in such Global Securities would be vested in the Participants or Indirect Participants under the co-ownership organized by such Royal Decree No. 62.

The Trustee may act on the direction of the Participants as if they were the Holders, and the Trustee shall not be liable with respect to any action it takes in accordance with this Section 2.14.

SECTION 2.15. Currency Indemnity. Except as otherwise contemplated by Section 2.01 for Securities of any series, U.S. dollars is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Securities, including any damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder or beneficial owner of the Securities) in respect of any sum expressed to be due to it from the Issuer shall constitute a discharge of the Issuer only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Security, the Issuer shall indemnify the recipient or the Trustee against any loss sustained by it as a result, including the cost of making any such purchase. For the purposes of this indemnity, it will be prima facia evidence of the matter stated therein or otherwise for the Holder or to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) that it would have the loss it incurred in making any such purchase.

The above indemnity, to the extent permitted by law:

(i) constitutes a separate and independent obligation from the other obligations of the Issuer;

(ii) shall give rise to a separate and independent cause of action;

(iii) shall apply irrespective of any waiver granted by any Holder or Trustee (other than a waiver of the indemnities set forth herein); and

(iv) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or to the Trustee.

SECTION 2.16. Computation of Interest. Except as otherwise contemplated by Section 2.01 for Securities of any series, Interest on the Securities of such series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

Redemption

SECTION 3.01. Early Redemption and Notices to Trustee. Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article. If the Issuer elects to redeem Securities of any series pursuant to this Article, it shall notify the Trustee in writing of the redemption date, the principal amount at maturity of Securities to be redeemed and the section of this Indenture pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Article 3 at least 60 days before the Redemption Date fixed by the Issuer unless the Trustee consents to a shorter period. In the case of a redemption of Securities of any series pursuant to Section 3.01 of this Indenture, such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. In the case of a redemption of Securities of any series provided for by Section 3.07 of this Indenture, prior to the transmission of any such notice of redemption, the Issuer will deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (ii) an Opinion of Counsel to the effect that the Issuer as applicable, has or will become obligated to pay such Additional Amounts. Any such notice may be cancelled at any time prior to notice of such redemption being transmitted in accordance with Section 10.02 to any Holder and shall thereby be void and of no effect. The notice to the Trustee shall include the information required to be included in the notice to be given to Holders pursuant to Section 3.03. The Issuer will notify the Trustee of the Redemption Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

SECTION 3.02. Selection of Securities to be Redeemed. If fewer than all the Securities of any series are to be redeemed, the Trustee shall select, not more than 60 or less than 45 days before the Redemption Date, the Securities to be redeemed pro rata or by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption Securities and portions of them in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption.(a) At least 30 days but not more than 60 days before a date for redemption of Securities of any series, the Issuer shall transmit a notice of redemption in accordance with Section 10.02 and as provided below to each Holder of Securities to be redeemed at such Holder’s registered address; provided, however, that any notice of a redemption of Securities of any series provided for by Section 3.07 of this Indenture shall not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment of Additional Amounts were a payment in respect of the Securities of such series then due and payable. In any case, failure to duly give notice in any manner provided in this Indenture, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice shall identify the Securities of any series to be redeemed and shall state:

(i) the Redemption Date;

(ii) the manner of calculation of the Redemption Price and the amount of accrued interest to the Redemption Date;

(iii) the name and address of the Principal Paying Agent or the relevant Paying Agent, as applicable;

(iv) if Definitive Registered Securities of such series exist, that Definitive Registered Certificates in respect of the Securities called for redemption must be surrendered to the relevant Paying Agent to collect the Redemption Price;

(v) if fewer than all the outstanding Securities of such series are to be redeemed, the principal amounts at maturity of the particular Securities to be redeemed and, the numbers of the Definitive Registered Certificates, if applicable, in respect of the Securities being redeemed;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(vii) the ISIN, Common Code or CUSIP, if any, printed on the Securities or Definitive Registered Certificates in respect of the Securities being redeemed, as applicable; and

(viii) that no representation is made as to the correctness or accuracy of the ISIN, Common Code or CUSIP, if any, listed in such notice or printed on the Securities or the Definitive Registered Certificates.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is transmitted in accordance with Section 10.02, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the relevant Paying Agent of Securities being redeemed or Definitive Registered Certificates in respect of Definitive Registered Securities being redeemed, as applicable, such Securities or Definitive Registered Securities, as applicable, shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the Redemption Date provided, however, that if the Redemption Date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 p.m. Belgian time on the Redemption Date, the Issuer shall deposit with the Principal Paying Agent or any other relevant Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the relevant Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the relevant Paying Agent funds sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid interest, if any, on, the Securities to be redeemed.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security or Definitive Registered Certificate in respect of a Definitive Registered Security, as applicable, of the same series, equal in aggregate outstanding principal amount and principal amount at maturity to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption for Tax Reasons. Except as otherwise contemplated by Section 2.01 for Securities of any series, the Issuer may, at its option, redeem the Securities of any series in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Securities of such series (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject, if applicable, to the right of Holders of the Securities of such series of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Securities of such series, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(a) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Issue Date of such series,

(b) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date of such series, or

(c) the issuance of definitive Securities of such series due to:

(i) the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(ii) the notification by each of Euroclear and Clearstream that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Securities of such series and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(iii) DTC notifies the Issuer that it is unwilling or unable to continue to act as depository or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the CDI Depositary at the Issuer’s request within 15 days of such notification, or

(iv) if the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI Depositary is not appointed by the Issuer within 15 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Securities of such series were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities of such series pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Securities of such series.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on each series of Securities on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Principal Paying Agent or any other Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Issuer it would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period, and if so, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of Default or Event of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 4.03. Reports by the Issuer. The Issuer, pursuant to Section 314(a) of the TIA, shall:

(i) file with the Trustee, within 15 days after the Issuer has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act of; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the SEC with the conditions and covenants of the Indentures as may be required from time to time by such rules and regulations; and

(iii) transmit by mail to all holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (i) and (ii) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

Delivery to the Trustee of the information required by this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants under this Indenture.

SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05. Payments of Additional Amounts. (a) All payments made by the Issuer under, or with respect, to the Securities of any series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or otherwise resident for tax purposes, or any jurisdiction from or through which any payment is made (any of the aforementioned being, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b) Except as otherwise contemplated by Section 2.01 for Securities of any particular series, if the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities of such series, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Securities of such series (including Additional Amounts) after such withholding or deduction will not be less than the amount the

Holders and beneficial owners of the Securities of such series would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i) any Taxes that would not have been so imposed but for (a) the existence of any present or former connection between the relevant Holder or beneficial owner of the Securities of such series (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner of the Securities of such series, if the relevant Holder or beneficial owner of the Securities of such series is an estate, trust partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later),

(ii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge,

(iii) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, premium or any interest on, the Securities of such series,

(iv) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security of such series with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax,

(v) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directive,

(vi) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Securities in an exempt securities account in the X/N System; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi) above.

(c) The Issuer also will not be required to pay Additional Amounts:

(i) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Security of such series for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had such Security been presented on the last day of the 30-day period),

(ii) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder or beneficial owner who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Security; or

(iii) if such Security is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Security to another paying agent in a Member State.

(d) If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities of any series, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders and beneficial owners on the relevant payment date.

(e) Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Indenture there is mentioned, in any context:

(i) the payment of principal,

(ii) purchase prices in connection with a purchase of Securities of any series,

(iii) interest, or

(iv) any other amount payable on or with respect to any of the Securities of any series,

that reference shall be deemed to include payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities of any series, this Indenture or any other related document or instrument, or the receipt of any payments with respect to the Securities of any series, excluding taxes, charges or similar levies imposed by any jurisdiction outside of the Kingdom of Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

(g) The preceding provisions will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 4.06. Certain Release of Cross Guarantee. Under the terms and conditions hereof and the Cross Guarantee Agreement, for so long as any Security of any series remains outstanding, all guarantees made by a Cross Guarantor under the Cross Guarantee Agreement in respect to the Securities and the Indenture will be released and discharged, upon a sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period (any such sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period, a “Disposition”) to any Person that is not Delhaize Group or a Subsidiary of Delhaize Group of all of the capital stock, or all or substantially all of the assets, of such Cross Guarantor, if as a result of which such Cross Guarantor ceases to be a Subsidiary of Delhaize Group; provided, that such Disposition otherwise complies with the terms and conditions of this Indenture. With respect to a Disposition of such capital stock of, or a Disposition of such assets of, a Cross Guarantor that is a Major Subsidiary, to the extent the Disposition does not constitute a Change of Control (as defined in any supplemental indenture), the Issuer hereby covenants and agrees that no Cross Guarantor that is a Major Subsidiary shall be released under the Cross Guarantee Agreement in respect to the Securities and this Indenture if after giving effect to such Disposition, Moody’s and S&P shall lower the credit rating of Securities of any series issued under this Indenture directly as a result of such Disposition.

ARTICLE 5

Successor Issuer

SECTION 5.01. When Issuer May Merge or Transfer Assets. The Issuer shall not merge into or consolidate with any other corporation or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than any of its respective Subsidiaries, unless:

(a) the corporation into which the Issuer is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of the Issuer substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of this Indenture on the part of the Issuer, as the case may be, to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing, and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02. Successor Corporation Substituted. Upon any merger, or any sale, conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with this Article 5, the successor corporation into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor corporation had been named as the Issuer herein; provided, however, that no such sale, conveyance, transfer or lease shall have the effect of releasing the Person named as the “Issuer” in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Securities.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. “Events of Default” wherever used herein with respect to any particular series of Securities means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.01 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default for 30 days in any payment of interest on any Security of such series issued under this Indenture when due and payable;

(b) a default in the payment of principal of any Security of such series issued under this Indenture at its Stated Maturity, upon required redemption or repurchase or otherwise;

(c) the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under the Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after the Issuer receives written notice from the Trustee, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

(d) the failure by the Issuer for 30 days after it receives written notice from the Trustee to comply with any one or more of its obligations under the Securities of such series (other than as specifically provided for otherwise in this Section 6.01);

(e) default by the Issuer or any Material Subsidiary in the due payment of any other Indebtedness having a minimum aggregate amount of 2% of the Issuer’s Consolidated Capitalization (or its equivalent in any other freely convertible currency or currencies) of the Issuer or any Material Subsidiary or assumed by or guaranteed by the Issuer or any Material Subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such Indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such Indebtedness is contested in good faith (the “cross-acceleration provision”); provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f) if a court shall enter a decree or order for relief in respect of the Issuer or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 17 July 1997 on judicial composition (concordat judiciaire/gerechtelijk akoord)), or appointing a receiver, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days (the “bankruptcy provisions”);

(g) if the Issuer or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 17 July 1997 on judicial composition (concordat judiciaire/gerechtelijk akoord)), or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing (the “winding-up provisions”); or

(h) any other Event of Default provided with respect to Securities of such series.

SECTION 6.02. Acceleration. If an Event of Default with respect to a particular series of Securities (other than as a result of the bankruptcy provisions or the winding-up provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such series by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default with respect to the Securities of any series occurs as a result of the bankruptcy provisions or the winding-up provisions, the unpaid principal of and interest on all the Securities of each series issued will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the then outstanding Securities of the relevant series may rescind any such acceleration with respect to the Securities of such series and its consequences. The Holders of a majority in principal amount of the Securities of such series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Securities of such series have been cured or waived except non-payment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default with respect to the Securities of such series or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to a particular series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of the relevant series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate outstanding principal amount of the Securities of a particular series by notice to the Trustee may waive an existing Default with respect to the Securities of such series and its consequences except (a) a Default in the payment of the principal of, premium or interest (including Additional Amounts) on a Security of such series, (b) a Default arising from the failure to redeem or purchase any Security of such series when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate outstanding principal amount of outstanding Securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of such series or that may involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any Security of a particular series may pursue any remedy with respect to this Indenture or the Securities of such series unless:

(1) such Holder gives to the Trustee notice stating that an Event of Default is continuing with respect to such series;

(2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3) the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity satisfactory to the Trustee; and

(5) the Holders of a majority in aggregate principal amount of the outstanding Securities of such series do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder of a particular series may not use this Indenture to prejudice the rights of another Holder of that series or to obtain a preference or priority over another Holder of that series.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in such Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If, with respect to the Securities of a particular series, an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities of such series for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities of such series) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and shall be entitled and empowered to collect and receive any moneys payable and deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. The Issuer’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities of such series in respect of which or for the benefit of which such money has been collected for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall transmit a notice in accordance with Section 10.02 to each Holder and the Issuer, which notice shall state the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee for the Securities of any series, a suit by a Holder pursuant to Section 6.07 or a suit by a Holder or Holders of more than 10% in aggregate outstanding principal amount of the Securities of any particular series.

SECTION 6.12. Waiver of Stay or Extension Laws. To the extent permitted by applicable law, the Issuer shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. No obligation on Trustee. Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Securities unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding any other provision of this Indenture the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, Section 6.04 and Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 7.01 and to the provisions of the TIA.

(h) In no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate outstanding principal amount of the Securities of any series at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney, and to consult with the officers and representatives of the Issuer, including its accountants and attorneys.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers invested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties under this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any guarantee under the Cross Guarantee Agreement, if any, or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer, in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) or 6.01(h) or of the identity of any Material Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Issuer or any Holder.

SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall transmit, in accordance with Section 10.02, a notice of the Default to each Holder of Securities of such series within the earlier of 90 days after such Default occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest or Additional Amounts on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15, beginning with the May 15, 2009, following the date of this Indenture, and in any event prior to May 30 in each year, the Trustee, at the Issuer’s expense, shall transmit in accordance with Section 10.02 to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of it being transmitted to Holders shall be filed by the Issuer with the SEC (to the extent required by the TIA) and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities of any series become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and its agents, employees, directors, officers and Affiliates against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, except to the extent such loss, liability, or expense results from the willful misconduct, negligence or bad faith of the Trustee, or any of its agents, employees, directors, officers and Affiliates. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. At the Trustee’s sole discretion, the Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee, which approval shall not be unreasonably withheld. Such indemnified parties may have separate counsel and the Issuer as applicable shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer, and such parties in connection with such defense.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or 6.01(h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the bankruptcy law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in aggregate principal amount outstanding of the Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and may appoint a successor Trustee with respect to the Securities of such series. The Issuer shall remove the Trustee with respect to any or all series of Securities if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee for the Securities of any series resigns, is removed by the Issuer or by the Holders of a majority in aggregate amount outstanding of the Securities of any series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee with respect to the Securities of such series.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the relevant series of Securities. The successor Trustee shall transmit a notice in accordance with Section 10.02 of its succession to Holders of Securities of such series. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such series of Securities to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee for a particular series resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount outstanding of the Securities of such series may petition any court of competent jurisdiction (at the reasonable expense of the Issuer) for the appointment of a successor Trustee with respect to such series.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder of Securities of any series who has been a protected holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee with respect to such series may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated;

and in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee with respect to such series may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee with respect to such series; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder and the Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god; it being understood that the Trustee shall use commercially reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities of any particular series (other than Securities of such series replaced or paid pursuant to Section 2.08) have been cancelled or delivered to the Trustee for cancellation or (ii) all outstanding Securities of any particular series have become due and payable, whether at maturity or as a result of the transmission of a notice of redemption pursuant to Article 3 hereof, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee as trust funds solely for the benefit of Holders of Securities of such series for the giving of notice of redemption and the Issuer irrevocably deposits with the Trustee cash in U.S. dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of an internationally recognized firm of independent certified public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Securities of such series when due at maturity or upon redemption of, including interest thereon to maturity or such Redemption Date (other than Securities of such series replaced or paid pursuant to Section 2.08) and if in either case the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect with respect to Securities of such series.

The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to Securities of such series on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel reasonably satisfactory to the Trustee and at the cost and expense of the Issuer.

(b) Except as otherwise contemplated by Section 2.01 for Securities of any particular series and subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate with respect to Securities such series (i) all of its obligations under the Securities of such series and this Indenture with respect to such Securities (“legal defeasance option”) or (ii) its obligations under Sections4.03 and 4.06 and the operation of Sections 5.01(b), 6.01(e) (the “cross-acceleration provision”), 6.01(f) (the bankruptcy provisions) and 6.01(g) (the winding-up provisions) (with respect to Material Subsidiaries of the Issuer only) with respect to Securities of such series and any covenant described in any supplemental indenture in respect of such series (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option with respect to Securities of any particular series, payment of such Securities may not be accelerated because of an Event of Default with respect to the Securities of such series. If the Issuer exercises its covenant defeasance option with respect to Securities of any particular series, payment of such Securities may not be accelerated because of an Event of Default specified in Sections 6.01(c) to 6.01(e) with respect to the Securities of such series or because of the failure of the Issuer to comply with Section 5.01(b).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding Sections 8.01(a) and 8.01(b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article 8 with respect to the Securities of any particular series shall survive until the Securities of such series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02. Conditions to Defeasance (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Securities of any particular series (such series a “Defeasible Series”) only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Securities of such series when due at maturity or redemption, as the case may be, including interest thereon to maturity or such Redemption Date;

(ii) if U.S. Government Obligations are deposited, the Issuer delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

(iii) no Default or Event of Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit and after giving effect thereto (other than a Default with respect to the Securities of such series resulting from the incurrence of Indebtedness all or a portion of the proceeds at which will be used to release the Securities of such series pursuant to this Section 8.02 concurrently with such incurrence);

(iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

(v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940;

(vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal, U.K. and Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal, U.K. and Belgian income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal, U.K. or Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal, U.K. and Belgian income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(viii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article 8 have been complied with; and

(ix) the Issuer delivers to the Trustee all other documents or other information that the Trustee may reasonably require in connection with the defeasance.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities of any particular series at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it for the Securities of a particular series pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of such series.

SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of an internationally recognized firm of independent certified public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest on any Defeasible Series that remains unclaimed for two years, and, thereafter, Holders of Securities of such Defeasible Series entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 with respect to the Securities of any series by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any Securities of such series because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities of such series to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Supplemental Indentures

SECTION 9.01. Without Consent of Holders. (a) Without the consent of any Holders, the Issuer, when authorized pursuant to a resolution of the Board of Directors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee and the Issuer, for any of the following purposes:

(i) establish the form and terms of any series of Securities;

(ii) cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(iii) provide for the assumption by a successor corporation of the obligations of the Issuer under this Indenture;

(iv) provide for uncertificated Securities of any series in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(v) add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Issuer or any of its Subsidiaries;

(vi) make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

(vii) provide for the issuance of Add On Securities; or

(viii) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

After a supplemental indenture under this Section 9.01 becomes effective, the Issuer shall transmit in accordance with Section 10.2 to Holders of Securities of each affected series a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders of Securities of such series, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section 9.01.

SECTION 9.02. With Consent of Holders (a) The Issuer, when authorized by a resolution of the Board of Directors and the Trustee, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of any or all Securities under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the outstanding Securities of each series affected thereby, which consent may be obtained at a Meeting or otherwise. Notwithstanding the foregoing, a supplemental indenture that has any of the following effects requires the unanimous vote of the Holders (either in person or by proxy) of all of the outstanding Securities of each series affected by such decision in favor of such supplemental indenture at a duly convened Meeting:

(i) reduce the principal amount of any Security of such series or otherwise modify the conditions of payment of the principal amount of any Security of such series;

(ii) reduce the stated rate of or extend the time for payment of interest on any Security of such series, or otherwise modify the conditions of interest on any Security of such series;

(iii) extend the Stated Maturity of any Security of such series;

(iv) reduce the premium payable upon the redemption of any Security of such series or change the time at which any Security of such series may be redeemed in accordance with Article 3;

(v) make any Security of such series payable in any currency other than that stated in any Security of such series;

(vi) impair the right of any Holder to receive payments of principal of, and interest on, any Security of such series on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to any Security of such series; or

(vii) make any change in the second sentence of this Section 9.02.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

After a supplemental indenture under this Section 9.02 becomes effective, the Issuer shall transmit in accordance with Section 10.02 to Holders of Securities of the affected series a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders of Securities of such series, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section 9.02.

Appendix B contains additional provisions relating to the conduct of Meetings, which provisions are hereby incorporated in and expressly made a part of this Indenture and which shall apply to any Meeting, whether for purposes of this Section 9.02 or otherwise.

It shall not be necessary for any Meeting or consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Meeting or consent shall approve the substance thereof.

SECTION 9.03. Compliance with Trust Indenture Act and Article 568 of the Belgian Company Code

(a) Every supplemental indenture executed pursuant to this Indenture shall comply with the TIA as then in effect.

(b) No resolution of a Meeting which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless approved at a Meeting complying in all respects with the requirements of Belgian law or, where the corresponding requirements of the Indenture are more stringent, with the requirements of the Indenture. Such matters include, inter alia, modifying or suspending the date of maturity of the Securities, extending the time for payment of interest on any Security, reducing the rate of such interest or deciding urgent interim actions in the common interest of Holders.

SECTION 9.04. Revocation and Effect of Waivers and Proxies

(a) A waiver, or the appointment of a Proxy, by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the waiver, or the appointment of such Proxy, is not made on the Security. However, any such Holder or subsequent Holder may revoke the written waiver, or the appointment of such Proxy, as to such Holder’s Security or portion of the Security if (in the case of a written consent) the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite number of consents have been received or (in the case of the appointment of a Proxy) in accordance with Appendix B. After a supplemental indenture or waiver becomes effective, it shall bind every Holder. A supplemental Indenture or waiver becomes effective upon (i) if required by this Indenture, its approval at a duly convened Meeting by a Required Resolution or the receipt of the requisite consent from Holders, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such waiver or supplemental indenture by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give a written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture (except that action by Holders at Meetings will be governed by Appendix B). If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated Proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent (or the appointment of a Proxy) previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective if given more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If a supplemental indenture changes the terms of a Security of any series, the Trustee may require the Holder of the Security to deliver such Security (or, if applicable, the Definitive Registered Certificate in respect thereof) to the Trustee. The Trustee may place an appropriate notation on the Security (or, if applicable, the Definitive Registered Certificate in respect thereof) regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security (or, if applicable, the Definitive Registered Certificate in respect thereof) shall issue and the Trustee shall authenticate a new Security (or Definitive Registered Certificate in respect thereof, if applicable) of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security (or Definitive Registered Certificate in respect thereof, if applicable) shall not affect the validity of such supplemental indenture.

SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuer enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any waiver of or supplemental indenture amending any of the terms or provisions of this Indenture or the Securities of any series (or the appointment of any Proxy in relation to any of the foregoing) unless such consideration is offered to be paid to all Holders of the Securities of such series that so waive or approve the supplemental indenture in the time frame set forth in solicitation documents relating to such waiver or supplemental indenture or Proxies in relation thereto.

SECTION 9.08. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

Miscellaneous

SECTION 10.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 317 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) addressed as follows:

if to the Issuer:

Square Marie Curie 40 1070 Brussels Belgium
Fax:	+ 32 2412 2118 (for Richard James) + 32 2412 2118 (for William Schoofs)
Attention of: Richard James and William Schoofs (separate notices for each person if to the Trustee:

The Bank of New York Mellon 101 Barclay Street New York, NY 10286

Fax: +44 207 964 2536 Attention: Corporate Trust Administration

The Issuer or the Trustee by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in this Indenture, any notice or report to Holders that is required by the relevant section of the TIA to be mailed shall be so mailed. Any notice or communication mailed to a Holder shall be mailed, by first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar or the Issuer, as the case may be, and shall be sufficiently given if so mailed within the time prescribed. Mailing required by Section 313 of the TIA shall be made in accordance with Section 313(c) thereof.

Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is transmitted in the manner provided above, it is duly given, whether or not the addressee receives it.

For so long as Securities of any series are in the form of a Global Security, notices to Holders of interests in such Global Security are permitted to be given through the relevant clearance systems in accordance with the Applicable Procedures thereof. In addition, the Issuer and/or the Trustee may treat the Person that is the Holder for purposes of payments of principal, premium, if any, and interest on the Securities as the Holder for purposes of the transmission of notices, reports and certificates.

SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.02) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.06. Acts by Holders. In determining whether the Holders of the required aggregate amount outstanding of the Securities of any series have (a) concurred in any direction, waiver or consent, (b) voted in favor of a Required Resolution at a Meeting or (c) are present or represented at a Meeting, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are generally not open in Brussels, Belgium, the State of New York or London, England. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.10. Consent to Jurisdiction and Service. The Issuer irrevocably (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding. The Issuer has appointed Corporate Service Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Securities or the transactions contemplated hereby which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuer represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

SECTION 10.11. No Recourse Against Others. A director, officer, employee, incorporator or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10.12. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.15. Prescription. Claims against the Issuer for the payment of principal on the Securities of any series will be prescribed 10 years after the applicable due date for the payment thereof. Claims against the Issuer for the payment of interest or Additional Amounts, if any, on the Securities of any series will be prescribed five years after the applicable due date for payment of interest.

[Signature page follows]

IN WITNESS WHEREOF the parties have caused this Indenture to be duly executed as of the date first written above.

DELHAIZE GROUP SA/NV

By:	/s/ Richard James
Name: Richard James
Title: Vice President - Finance

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Mark Jeanes
Name: Mark Jeanes
Title: Assistant Vice President

APPENDIX A

PROVISIONS RELATING TO THE SECURITIES

1 Definitions and Interpretation

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means the rules and procedures of the X/N System, Euroclear, Clearstream and DTC, in each case to the extent applicable to a transaction and as in effect from time to time;

“CDI Depositary” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor;

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency;

“Definitive Registered Certificate” means a certificate in the form of Exhibit B that evidences the registration of a Definitive Registered Security in the name of a Holder in the Register;

“Definitive Registered Security” means a Security outstanding in definitive registered form, title to which is shown by an entry in the Register;

“DTC” means The Depository Trust Company, its nominees and their respective successors;

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency;

“Global Securities Legend” means the legend referred to as such in Section 2.3.(i) herein;

“NBB” means the National Bank of Belgium;

“Principal Paying Agent” means ING Belgium SA/NV or its successor, as principal paying agent under the Agency Agreement;

“Register” means the register held by the Registrar, if any, in accordance with Section 2.4 hereof, which will show the aggregate principal amount, serial numbers and dates of issuance of Definitive Registered Securities and Definitive Registered Certificates, the names and address of the Holders and the dates of all transfers to, and the names and addresses of, all subsequent Holders, all cancellations of Definitive Registered Securities and corresponding Definitive Registered Certificates and all replacements of Definitive Registered Certificates; and

“Transfer Agent” means The Bank of New York (Luxembourg), S.A.

1.2 Other Definitions

Term:	Defined in Section:
“Global Security”	2.1(a)

1.2 Rules of Interpretation

If any conflict or inconsistency exists between this Appendix A and the rest of the Indenture, the Indenture shall govern.

2 The Securities

2.1 Form and Dating

(a) Global Securities. Securities of any series shall be issued initially in the form of one or more permanent global Securities in bearer form (collectively, the “Global Securities”) without interest coupons and bearing the Global Securities Legend which shall be duly executed by the Issuer, authenticated by the Trustee as provided in the Indenture and deposited in the X/N System. The aggregate principal amount at maturity of the Global Securities of any series may from time to time be increased or decreased by adjustments made on the records of the Principal Paying Agent, Trustee and/or the NBB, as applicable, and on the schedules thereto as hereinafter provided.

(b) Definitive Registered Securities. Except as provided in Section 2.3, owners of Book-Entry Interests in Global Securities of any series will not be entitled to receive interests in Definitive Registered Securities in exchange for such Book-Entry Interests or physical delivery of Definitive Registered Certificates in respect of Definitive Registered Securities.

2.2 Authentication. At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two members of the Board of Directors of the Issuer Securities of any series. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. Holders of Book-Entry Interests in Global Securities of any series will not be entitled to receive physical delivery of such Global Securities or of any individual bearer note representing a portion thereof. Any transfer of a Book-Entry Interest in a Global Security or payment of the principal, interest or premium, if any, on such interests in the Global Securities of such series other than through the X/N System or its Participants and/or Indirect Participants, shall not be enforceable against the Issuer. Global Securities of any series may be replaced, as provided in Section 2.08 of the Indenture. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security pursuant to this Section 2.3 shall be authenticated and delivered in the form of, and shall be, a Global Security, except in connection with the issuance of Definitive Registered Securities as provided in Sections 2.3(e) and 2.3(f). A Global Security may not be exchanged for another Security other than as provided in the Global Securities Legend. However, Book-Entry Interests in a Global Security may be transferred and exchanged as provided in this Section 2.3.

All Global Securities of any series will be exchanged by the Issuer in whole, but not in part, for Definitive Registered Securities of the same series, in respect of which Definitive Registered Certificates will be issued, in the event that:

(1)    (A) the NBB ceases to operate the X/N System and no successor has been appointed within 15 days after the date on which NBB gives notice of such fact to the Issuer and the Principal Paying Agent;

(B) both Euroclear and Clearstream notify the Issuer that they are unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Securities of such series and no successor clearing agency has been appointed within 15 days after the date on which notice of such fact is given to the Issuer;

(C) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the CDI Depositary at the Issuer’s request within 15 days of such notification; or

(D) if the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI depositary is not appointed by the Issuer within 15 days of such notification; or

(2) if, as a result of any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, or any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), that becomes effective on or after the Issue Date of such series, the Issuer determines that continuing to settle the Securities of any series through the X/N System would require it on the occasion of the next payment due in respect of the Securities of such series to make a deduction or withholding from any payment in respect of such Securities, which deduction or withholding would not then be required in respect of Definitive Registered Securities.

In the event that Global Securities of any series become exchangeable pursuant to clause (1)(A) above:

(i) the Principal Paying Agent shall request that The Bank of New York Mellon, New York Branch as substitute Principal Paying Agent, cause the Issuer to exchange the Global Securities of such series against Definitive Registered Securities of such series in an aggregate principal amount equal to the principal amount of the Global Securities of such series; and

(ii) the substitute Principal Agent shall: (a) arrange for the Definitive Registered Securities of such series to be exchanged in the amount of and in the name of the holders of book-entry interests in the certificated depositary interests representing interests in the Global Securities of such series (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC); (b) request the Principal Paying Agent to make a request of the NBB to deliver the Global Securities of such series to the Principal Paying Agent within five business days after such request; (c) upon receipt of such Global Securities from the Principal Paying Agent, cancel the Global Securities of such series; and (d) arrange for the entry of the Definitive Registered Securities of such series in the Register and the delivery of certificates evidencing the entry of the Definitive Registered Securities of such series in the Register in the name of the relevant holders of book entry interests.

In the event that Global Securities of any series become exchangeable pursuant to clause 1(B) or (2) above:

(i) the Issuer shall deliver to the Principal Paying Agent a request for the exchange of the Global Securities of such series against Definitive Registered Securities of such series in aggregate principal amount equal to the principal amount of the Global Securities of such series, which request will be communicated by the Principal Paying Agent to the substitute Principal Paying Agent; and

(ii) the Principal Paying Agent shall: (A) cause the Issuer to exchange the Global Securities of such series against Definitive Registered Securities of such series in the amount of and in the name of the holders of book-entry interests in the certificated depositary interests representing interests in the Global Securities of such series (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC); (B) request the CDI Depositary to make a request to the NBB (through Euroclear) to deliver the Global Securities of such series to the Principal Paying Agent within five business days after such request; (C) upon receipt of the Global Securities of such series, cancel such Securities; and (D) arrange for the entry of the Definitive Registered Global Securities of such series in the Register and the delivery of certificates evidencing the entry of the Definitive Registered Securities of such series in the Register in the name of the relevant holders of book-entry interests.

At the time of the exchange of the Definitive Registered Securities of any series, the entries made of the Definitive Registered Securities of such series in the Register shall correspond with the last entries in the accounts of the X/N System and/or its Participants (or as directed by them).

In the event that Global Securities of any series become exchangeable pursuant to clause (1)(C) or (D) above:

(i) the Issuer shall deliver to the Principal Paying Agent a request for the exchange of the Global Securities of such series against Definitive Registered Securities of such series in aggregate principal amount equal to the principal amount of the Global Securities of such series, which request will be communicated by the Principal Paying Agent to the substitute Principal Paying Agent;

(ii) the Principal Paying Agent shall notify the NBB; and

(iii) the substitute Principal Paying Agent shall: (A) cause the Issuer to exchange the Global Securities of such series against Definitive Registered Securities of such series in the amount of and in the name of the holders of book-entry interests in the certificated depositary interests representing interests in the Global Securities of such series (based on instructions received by it from the CDI Depositary, in turn based on instructions form DTC); (B) upon receipt of the Global Securities of such series, cancel such Global Securities; and (C) arrange for the entry of the Definitive Registered Global Securities of such series in the Register and the delivery of certificates evidencing the entry of the Definitive Registered Securities of such series in the Register in the name of the relevant holders of certificated depositary interests.

(b) General Provisions Applicable to Transfers and Exchanges of the Securities. Transfers of Book-Entry Interests in the Global Securities of any series (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Security) shall require compliance with this Section 2.3(b), as well as one or more of the other paragraphs of this Section 2.3, as applicable.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Securities), the Principal Paying Agent must receive: (i) a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Principal Paying Agent to debit, or cause to be debited, from the transferor or person exchanging a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Principal Paying Agent to, credit or cause to be credited, a Book-Entry Interest in another Global Security of the same series in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the account of the Participant to be credited with such increase.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Security of the same series, the Principal Paying Agent must receive: (i) a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Principal Paying Agent to debit, or cause to be debited, from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Principal Paying Agent to direct the Transfer Agent to cause the Issuer to issue, and the to arrange for the entry in the Register of, a Definitive Registered Security of the same series in an amount equal to the Book-Entry Interest to be transferred or exchanged and the Issuer to issue, and the Trustee to authenticate, Definitive Registered Certificates in respect of Definitive Registered Securities of such series; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Security shall be registered to effect such transfer or exchange.

In connection with any transfer or exchange of Definitive Registered Securities of any series, the Holder of such Securities shall present or surrender to the Transfer Agent the corresponding Definitive Registered Certificate(s) duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and Transfer Agent duly executed by such Holder or by its attorney, duly authorized in writing.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Securities of any series contained in the Indenture, the Principal Paying Agent shall issue to the NBB a new “Schedule of Amendment of the Principal” to be attached to the relevant Global Securities of such series reflecting the increase or decrease, as applicable, in the principal amount at maturity of such Global Securities and shall at the same time provide the Trustee with a copy of such schedule.

(c) Transfer of Book-Entry Interests in Global Securities to Definitive Registered Securities. A Holder of a Book-Entry Interest in a Global Security of any series may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Security of the same series within 60 days following notice given by the Issuer or the Trustee of an Event of Default specified in Clause (a), (b), (f), (g) or (h) of Section 6.01 of the Indenture with respect to the Securities of such series only if such transfer complies with the requirements of Sections 2.3(b) and (to the extent applicable by its terms) 2.3(h).

Upon receipt of the orders and instructions required by Section 2.3(b), the Principal Paying Agent shall (i) deliver, or cause to be delivered to the NBB a new “Schedule of Amendment of the Principal” reflecting the decrease in the amount of the relevant Global Security of such series by the principal amount at maturity of such transfer (and shall at the same time provide the Trustee with a copy of such schedule), (ii) thereafter, debit, or cause to be debited, the accounts of the relevant Participant in connection with such transfer and (iii) shall give notice to the Transfer Agent, which shall cause the Issuer to exchange the Book-Entry Interests so transferred against Definitive Registered Securities of such series in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of such Book-Entry Interests and in the names set forth in the instructions received by the Principal Paying Agent and cause the Trustee, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.3 of the Indenture, to authenticate one or more Definitive Registered Certificates in respect of such Definitive Registered Securities of such series. The Transfer Agent shall instruct the Registrar to record such transfer in the Register.

(d) Exchanges of Book-Entry Interests in Global Securities for a Definitive Registered Security. A Holder of a Book-Entry Interest in a Global Security of any series may exchange such Book-Entry Interest for Definitive Registered Security of the same series within 60 days following notice given by the Issuer or the Trustee of an Event of Default specified in clause (a), (b), (f), (g) or (h) of Section 6.01 the Indenture with respect to the Securities of such series if the exchange complies with the requirements of Sections 2.3(h) and (to the extent applicable by its terms) 2.3(b).

Upon receipt of the orders and instructions required by Section 2.3.2, the Principal Paying Agent shall (i) debit, or cause to be debited, the accounts of the relevant Participants, (ii) deliver, or cause to be delivered, to the NBB a new “Schedule of Amendment of the Principal” reflecting the decrease in amount of the relevant Global Security of such series by the principal amount at maturity of such exchange (and shall at the same time provide the Trustee with a copy of such schedule) and (iii) give notice to the Transfer Agent which shall cause the Issuer to exchange the Book-Entry Interests so transferred against Definitive Registered Securities of such series in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of such Book-Entry Interests and in the names set forth in the instructions received by the Principal Paying Agent, and cause the Trustee, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.3 of the Indenture, to authenticate one or more Definitive Registered Certificates in respect of such Definitive Registered Securities. The Transfer Agent shall instruct the Registrar to record such exchange in the Register. The Trustee will deliver (at the Issuer’s expense) the Definitive Registered Certificates in respect of the relevant Definitive Registered Securities of such series to the Holders entitled thereto.

(g) Transfer of Definitive Registered Securities for Definitive Registered Securities. Any Holder of a Definitive Registered Security may transfer such Security to a Person who receives such security in the form of a Definitive Registered Security of the same series if the transfer complies with Section 2.3(b) and (to the extent applicable by its terms) 2.3(h).

Upon the receipt of any Definitive Registered Certificates of any series, the Transfer Agent shall cancel such Definitive Registered Certificates pursuant to Section 2.11 of the Indenture and complete and deliver to the Issuer a new Definitive Registered Certificate in respect of the transferred Definitive Registered Security. The Issuer shall execute and the Trustee shall authenticate and deliver such new Definitive Registered Certificate to such Person(s) as the Holder of the Definitive Registered Security of such series being transferred shall designate. In addition, the Transfer Agent shall instruct the Registrar to record such transfer in the Register.

(h) Restrictions on Transfers

The Issuer will not be required to register the transfer or any of the Definitive Registered Securities of any series selected for redemption or due to be redeemed:

(1) for a period of 5 days before the date for redemption; or

(2) for a period of 5 days before an interest payment date.

(i) Legend

Each Global Security of any series (and all Global Securities of such series issued in exchange therefor or in substitution thereof) shall bear the Global Securities Legend in substantially the form set out below (each defined term in the legend being defined as such for purposes of the legend only):

Global Securities Legend:

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

THIS GLOBAL NOTE IS ACCEPTED FOR CLEARANCE THROUGH THE X/N SYSTEM OPERATED BY THE NBB (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) AND IS HELD BY THE NBB FOR THE ACCOUNT OF THE PARTICIPANTS OF THE X/N SYSTEM, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE PRINCIPAL PAYING AGENT MAY AMEND THE “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE” AS MAY BE REQUIRED PURSUANT TO SUCH INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED, IN WHOLE OR IN PART,

PURSUANT TO SUCH INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF SUCH INDENTURE AND (4) THE NBB MAY ENTRUST THIS GLOBAL NOTE TO A SUBDEPOSITARY THAT WILL ACT AS AGENT AND FOR THE ACCOUNT OF THE NBB. THE AGREEMENT BETWEEN THE NBB AND THE SUBDEPOSITARY MAY NOT DEVIATE FROM THE PROVISIONS OF THE CLEARING AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) IN RESPECT OF THIS GLOBAL NOTE.

(j) Cancellation and/or Adjustment of Global Securities. Within 10 Business Days following the repayment of the Securities of any series, the Issuer shall withdraw, against receipt, from the NBB the Global Securities of such series and the withdrawn Global Securities shall be voided by perforation of such Global Securities. At any time prior to such cancellation, if any Book-Entry Interest in a Global Security of such series is exchanged for, or transferred to, a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Security of such series or as a Definitive Registered Security of such series, the principal amount at maturity of Securities of such series represented by such Global Security will be reduced accordingly and the Principal Paying Agent shall provide a new “Schedule of Amendment of the Principal” to the NBB to reflect such reduction (and shall at the same provide the Trustee with a copy of such schedule); and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Security of such series, such other Global Security will be increased accordingly and the Principal Paying Agent shall provide a new “Schedule of Amendments of the Principal” to the NBB to reflect such increase (and shall at the same provide the Trustee with a copy of such schedule).

(k) Obligations with Respect to Transfers and Exchanges of Securities

(i) To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Registered Certificates and Global Securities at the Transfer Agent’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, assessments, or other governmental charges payable in connection therewith (other than any such taxes, assessments or other governmental charges payable upon exchanges pursuant to Sections 2.10 and 9.05 of the Indenture and any mandatory offer to purchase Securities in a supplemental indenture).

(iii) Prior to the due presentation for registration of transfer of any Security of any series, the Issuer, the Trustee, each Paying Agent or the Registrar may deem and treat (in the case of a Global Security issued in bearer form) the Holder of such Security as determined as provided in Section 2.14 of the Indenture or (in any other case) the person in whose name a Security is registered in the Register as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, each Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities of any series exchanged pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the exchanged Securities of such series surrendered upon such transfer or exchange.

(l) No Obligation of the Trustee

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security of any series, a member of, or a Participant or any other Person with respect to the accuracy of the records of the X/N System, the NBB or its nominee or of any Participant or Indirect Participant, with respect to any ownership interest in the Securities of any series or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the NBB) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities of any series shall be given or made only to such Holders (which shall be the NBB or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security of any series shall be exercised only through the X/N System and its Participants and Indirect Participants, subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the X/N System with respect to its members, Participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certain Provisions Relating to the Register

(a) Access to the Register

Holders may, upon reasonable advance notice to the Registrar and during normal business hours, inspect the Register at the office of the Registrar.

(b) Registration of Transfers in the Register

The Registrar shall receive requests for the exchange or Transfer of Definitive Registered Securities of any series in accordance with the Indenture and shall make the necessary entries in the Register.

APPENDIX B

PROVISIONS FOR MEETINGS OF THE HOLDERS OF SECURITIES

1	Definitions

In this Appendix B, the following expressions have the following meanings:

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with Section 6 below;

“Form of Proxy” means, in relation to any Meeting, a document in the Dutch or French languages (accompanied, as the case may be, with an English translation) available from the Trustee signed by a Holder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorized Officer and delivered to the Trustee not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Securities held by such Holder;

“Holder Certificate” means (a) with respect to a Global Security of any series, a certificate from a Participant or Indirect Participant in the X/N System stating that the Person specified therein has a Book-Entry Interest in the principal amount of such Global Security specified therein through the issuer of such certificate and (b) with respect to a Definitive Registered Security of any series, a certificate from the Registrar stating that the Person specified therein has been registered in the Register as holding the principal amount of Definitive Registered Securities of such series specified therein;

“Meeting” means a meeting of Holders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Form of Proxy other than any such person whose appointment has been validly revoked and in relation to whom the Trustee or the Issuer has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting;

“Required Resolution” means a resolution passed at a duly convened Meeting:

(a) with respect to any matter specified in clauses (i) through (vii) of the second sentence of Section 9.02 of the Indenture, with the unanimous vote of all of the Holders (either in person or by proxy) of the outstanding Securities of each series affected by such resolution in favor of the relevant resolution; and

(b) with respect to any other matter requiring the consent of Holders of Securities of any series at a duly convened Meeting, with the affirmative vote of the Holders of more than 50% in aggregate outstanding principal amount of the outstanding Securities of such series then outstanding voting (in person or by proxy) at a Meeting.

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate or a Proxy, it being understood that the vote of a Holder of a Definitive Registered Security who does not continue to hold such Security until the Release Time shall not be valid;

“Voting Certificate” means, in relation to any Meeting, a dated certificate issued by the Principal Paying Agent, the NBB or a Participant or Indirect Participant, in which it is stated (a)(i) that interests in a specified amount of Securities of any series (the “deposited Securities”), are blocked in an account held with the issuer of that certificate or blocked to the order of the issuer of that certificate, or, (ii) with respect to Definitive Registered Securities of any series, that a Holder Certificate in respect of a specified amount of Securities of such series (also “deposited Securities”) has been deposited with the issuer of that certificate together with the Registered Definitive Certificate(s) in respect thereof and an order to the Registrar not to register any transfer of such deposited Securities, and (b) such deposited Securities will not be released until the “Release Time”, being the earlier of:

(a)	closing of the Meeting; and

(b)	the surrender, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of such certificate to the issuer thereof;

“24 hours” means a period of 24 hours including all or part of a Business Day upon in both the places where the relevant Meeting is to be held and in each of the places where each Paying Agent has its offices under Section 2.04 of the Indenture (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means two consecutive periods of 24 hours.

2	Issue of Voting Certificates and Forms of Proxy

A Holder may obtain a Voting Certificate from the Principal Paying Agent (or from the NBB or any Participant or Indirect Participant of the X/N System with their consent):

(a)

with respect to a Global Security of any series, upon presentation of a Holder Certificate by requesting the issuer of the Voting Certificate, not earlier than six nor later than three Business Days before the date of the relevant Meeting, to block the relevant account held with the issuer of that certificate or block the deposited Securities of such series in an account with the X/N System or a Participant or Indirect Participant therein to the order of the issuer of the Voting Certificate or show that such deposited Securities have been so blocked until the Release Time; or

(b)	with respect to Definitive Registered Securities of any series, upon presentation, not earlier than six nor later than three Business Days before the date of the relevant Meeting, of a Holder Certificate together with the Registered Definitive Certificate(s) with respect to such Definitive Registered Securities and a written order to the Registrar and Transfer Agent not to register any transfer of such deposited Securities until the Release Time.

A Holder may obtain a Form of Proxy, which must comply with applicable law, from the Principal Paying Agent or the Issuer (or from the NBB or any Participant or Indirect Participant of the X/N System with their consent), and may deliver to the Principal Paying Agent a duly executed Form or Proxy accompanied with a corresponding Voting Certificate.

3	References to Deposit/Release of Securities

When the Securities of any series are represented by one or more Global Securities within a clearing system, references to the deposit, or release, of Securities shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4	Convening of Meeting

The Issuer may convene a Meeting at any time, and the Issuer shall be obliged to do so upon the request in writing of Holders of the Securities of each series affected by the resolution(s) to be approved at such Meeting holding not less than 20% of the aggregate principal amount of the outstanding Securities of such series for the purpose of approving a supplemental indenture to amend or modify the terms of the Securities of such series or the Indenture.

5	Notice

Convening notices for any Meeting shall be published twice, with an interval of at least 12 days and the second time at least 12 days prior to the Meeting, in the Moniteur Belge/Belgisch Staatsblad, in a Belgian newspaper with national circulation (expected to be L’Echo and/or De Tijd).

The Issuer shall also provide notice to Holders through Euroclear and Clearstream in accordance with the procedures thereof.

At least 24 days prior to the Meeting, a registered letter shall be mailed to any Holders of Definitive Registered Securities. Where all Securities of any series are Definitive Registered Securities, a convening notice by registered letter will suffice.

The notice will specify the date, time and place of the Meeting. A copy of the notice shall be given to the Trustee. The Notice shall set out the full text of any resolutions to be proposed and shall state the method and timing with respect to obtaining Voting Certificates or appointing Proxies.

6	Meeting

Subject to applicable law, an individual (who may, but need not, be a Holder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present, in person, within 15 minutes after the time fixed for the Meeting, those present, in person or by proxy, shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

7	Quorum

The quorum at any Meeting shall be one or more Voters representing or holding at least 50% in aggregate principal amount of the outstanding Securities of any series, the Holders of which have been convened to such Meeting; provided, however, that there shall be no quorum requirement at any adjourned Meeting resulting from the adjournment of a prior Meeting for want of quorum.

8	Adjournment for Want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, in person or by proxy, then such Meeting shall be adjourned for such period (which shall be not less than 19 days and not more than 42 days) and to such place as the Meeting determines; provided, however, that:

(a)	the Meeting shall be dissolved if the Meeting so decides; and

(b)	no Meeting may be adjourned more than once for want of a quorum.

9	Adjourned Meeting/Postponed Meeting/Suspension

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

Subject to applicable law, the Issuer may also suspend the Meeting until the next Business Day, or postpone it by not more than three weeks.

10	Notice Following Adjournment

Section 5 above shall apply to any Meeting which is to be resumed after adjournment for want of a quorum.

Subject to applicable law, it shall not be necessary to give notice of the resumption of a Meeting which has been suspended or postponed.

11	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	the directors and auditors of the Issuer;

(c)	representatives of the Issuer and the Trustee;

(d)	the financial advisers and solicitation or similar agents of the Issuer;

(e)	the legal counsel to the Issuer and the Trustee; and

(f)	any other person approved by the Meeting.

12	Votes

Every Holder shall have one vote in respect of each $1,000 in aggregate face amount of the outstanding Securities of any series represented or held by him.

Unless the terms of any Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

13	Validity Of Votes By Proxies

Subject to applicable law, for purposes of this Indenture and the Securities of any series, any vote by a Proxy in accordance with a Form of Proxy shall be valid even if such Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, unless the Trustee or the Issuer has been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment.

14	Powers

A Meeting shall have power to pass a Required Resolution in accordance with the terms of the Indenture and applicable law.

A Meeting shall also have power:

(a)	to appoint any persons as a committee to represent the interests of the Holders and to confer upon such committee powers to implement any decisions validly made by a Meeting; and

(b)	to decide on protective measures to be taken in the common interest of the Holders convened at such Meeting.

For the avoidance of doubt, nothing in this Section 14 shall be construed to prevent (a) the Trustee acting without the consent of any Holder in relation to any matter within the scope of this Section 14 to the extent provided for in Section 9.01 of the Indenture or (b) Holders or the Trustee taking any action or giving any notice in accordance with Article 6 of the Indenture.

15	Resolution Binds All Holders

Notice of the result of every vote on a Required Resolution shall be given to the Holders and each Paying Agent (with a copy to the Issuer) in accordance with Section 10.02 of the Indenture within 14 days from the conclusion of the Meeting.

16	Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman, and any other person present at the Meeting who so wishes, shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

EXHIBIT A

FORM OF FACE OF GLOBAL SECURITY

ISIN:

Common Code:

No.:

DELHAIZE GROUP SA/NV

[—]% SENIOR NOTE DUE 20[—]

DELHAIZE GROUP SA/NV, a company organized under the laws of the Kingdom of Belgium (the “Issuer,” which term includes any successor entity), for value received promises to pay to the bearer upon presentation and surrender of this Global Security, the principal sum of [AMOUNT] U.S. Dollars ($[—]), on [—].

Interest Payment Dates: [— ] and [—] in each year

Record Dates: [—] and [—]

Reference is made to the further provisions of this Global Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof (or an authentication agent) by manual signature, this Security shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Global Security to be signed manually or by facsimile on its behalf.

DELHAIZE GROUP SA/NV

By:		By:
Name:		Name:
Title:	Director	Title:	Director

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued and to be issued in one or more series under the Indenture referred to below.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

[—]% Senior Security due 20[—]

THIS GLOBAL NOTE IS ACCEPTED FOR CLEARANCE THROUGH THE X/N SYSTEM OPERATED BY THE NBB (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) AND IS HELD BY THE NBB FOR THE ACCOUNT OF THE PARTICIPANTS OF THE X/N SYSTEM, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE PRINCIPAL PAYING AGENT MAY AMEND THE “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE” AS MAY BE REQUIRED PURSUANT TO SUCH INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED, IN WHOLE OR IN PART, PURSUANT TO SUCH INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF SUCH INDENTURE AND (4) THE NBB MAY ENTRUST THIS GLOBAL NOTE TO A SUBDEPOSITARY THAT WILL ACT AS AGENT AND FOR THE ACCOUNT OF THE NBB. THE AGREEMENT BETWEEN THE NBB AND THE SUBDEPOSITARY MAY NOT DEVIATE FROM THE PROVISIONS OF THE CLEARING AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) IN RESPECT OF THIS GLOBAL NOTE.

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

This Global Security represents $[—] in aggregate principal amount of notes (the Securities), in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess of $2,000 issued by Delhaize Group SA/NV (the Issuer). The Securities are subject to the provisions of an indenture agreement (the Indenture) dated [—], 2009 between the Issuer and The Bank of New York Mellon (as Trustee).

This Global Security bears interest at the rate of [—]% per annum on such principal sum payable in arrear on [—] and [—] in each year beginning [—] 2009 at the office of ING Belgium SA/NV as Principal Paying Agent (the Principal Paying Agent) in accordance with the provisions of the Indenture.

The Securities will be redeemed at their principal amount on [—], unless redeemed prior to that date in accordance with the provisions of the Indenture, all as more particularly described in the Indenture.

The Issuer was incorporated in 1867 and transformed into a public limited liability company (société anonyme/naamloze vennootschap) by a notarial deed received on 22 February 1962 published in the Annexes to the Belgian Official Gazette (Moniteur belge/Belgisch Staatsblad) of 3 March 1962. The Issuer has an unlimited term.

***

Cette Obligation Collective représente des obligations d’un montant global de $[—] (les Obligations), chacune d’une dénomination minimale de $2.000 et d’un multiple de $1.000 pour ce qui excède $2.000, émises par Delhaize Group SA/NV (l’Emetteur). Les Obligations sont soumises aux conditions exposées dans un « indenture agreement » (l’Indenture) conclu en date du [—] 2009 entre l’Emetteur et The Bank of New York Mellon (le Trustee).

Cette Obligation Collective porte intérêt au taux de [—]% par an sur le montant principal payable semi-annuellement à échéance chaque [—] et [—], et pour la première fois à compter du [—] 2009, au bureau de ING Belgium SA/NV en sa qualité de Principal Paying Agent, conformément aux dispositions de l’Indenture.

A-II

Le montant en capital des Obligations sera remboursé le [—], ou à une date antérieure à laquelle le montant principal mentionné ci-dessous peut être remboursé conformément aux dispositions de l’Indenture.

L’Emetteur a été constitué en 1867 et converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962. L’Emetteur a été constitué pour une durée illimitée.

***

Dit Totaalcertificaat vertegenwoordigt door een totale hoofdsom van $[—] in obligaties (de Obligaties), in minimum coupures van $2.000 en integrale veelvouden van $1.000 voor het overschot uitgegeven door Delhaize Group SA/NV (de Uitgever). De Obligaties zijn ondergeschikt aan de voorwaarden van een “indenture agreement” (de Indenture) van [—] 2009 tussen de Uitgever en The Bank of New York Mellon (als Trustee).

Dit Totaalcertificaat heeft een rentevoet van [—]% per jaar op de hoofdsom betaalbaar op [—] en [—] van elk jaar beginnende op [—] 2009 in de kantoren van ING Belgium SA/NV als Principal Paying Agent (de Principal Paying Agent) volgens de voorwaarden van de Indenture.

De Obligaties zullen teruggekocht worden voor hun hoofdsom op [—], tenzij ze teruggekocht zijn vóór deze datum volgens de voorwaarden van de Indenture, zoals verder gedetailleerd in de Indenture.

De Uitgever werd opgericht in 1867 en omgezet in een naamloze vennootschap door een notariële akte van 22 februari 1962 gepubliceerd in de Bijlagen van het Belgisch Staatsblad van 3 maart 1962. De Uitgever is opgericht voor een onbepaalde duur.

1	Interest

DELHAIZE GROUP SA/NV, a company organized under the laws of the Kingdom of Belgium (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [—], 2009. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing [—], 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities (without regard to any applicable grace periods) to the extent lawful.

2	Method of Payment

The Issuer shall pay interest on Securities (except defaulted interest) to the Persons who are Holders at the close of business on the [—] or [—] immediately preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. The Issuer shall pay principal, premium, if any, and interest in U.S. dollars. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the NBB or any successor operator of the X/N System. The Issuer will make all payments in respect

A-III

of a Global Security deposited with the X/N System (including principal, premium, if any, and interest), through the Principal Paying Agent in accordance with the terms of the Clearing Agreement. If an Interest Payment Date is a date other than a Business Day at a place of payment, payment shall be at that place on the next succeeding day that is a Business Day (with any interest or other payment in respect of such delay).

3	Paying Agent

Initially, ING Belgium SA/NV will act as Principal Paying Agent. The Issuer may appoint and change any paying agent without notice. Agents may only be removed in accordance with the Agency Agreement, dated as of [—], among the Issuer and the Trustee.

4	Indenture

The Issuer issued the Securities under an Indenture, dated as of [—], 2009 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of a series of Securities of the Issuer designated as its [—]% Senior Securities due [—] (the “Securities”). The terms of the Securities include those terms and provisions stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of the Securities conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5	[Optional Redemption]

[Insert any applicable provisions for this series of Securities]

6	Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Securities in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Securities (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of the Securities of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Securities, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(i)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Issue Date,

A-IV

(ii)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, or

(iii)	the issuance of Definitive Registered Securities due to:

(a)	the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(b)	the notification by each of Euroclear and Clearstream that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Securities and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(c)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the book-entry depositary at the Issuer’s request within 15 days of such notification, or

(d)	if the book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the Issuer within 120 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Securities were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of internationally recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Securities.

7	Additional Amounts

All payments made under or with respect to the Securities shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (“Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

A-V

If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Securities would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1) any Taxes which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities;

(4) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(5) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Securities in an exempt securities account in the X/N System; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

A-VI

The Issuer also will not be required to pay Additional Amounts:

(a) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holders or beneficial owners of the Securities would have been entitled to Additional Amounts had such Security been presented on the last day of the 30-day period);

(b) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(c) if such Security is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Security to another paying agent in a Member State.

If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders of the Securities on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Global Security there is mentioned, in any context, the payment of principal; purchase prices in connection with a purchase of Securities; interest; or any other amount payable on or with respect to any of the Securities, that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Securities, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The preceding provisions shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

A-VII

8	Notice of Redemption

Notice of redemption will be made in accordance with the Indenture. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Principal Paying Agent on or before the redemption date, on and after such date interest ceases to accrue on such Securities (or portions thereof) called for redemption.

9	[Change of Control]

[Insert any applicable provisions for this series of Securities]

10	Denominations: Transfer; Exchange

This Global Security is in bearer form, without coupons, in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess of U.S.$2,000 with the minimum transferable principal amount being U.S.$2,000.

11	Persons Deemed Owners

The Person deemed to be the owner of this Global Security shall be determined in accordance with the Indenture.

12	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13	[Legal Defeasance and Covenant Defeasance]

[The Issuer may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof (“Legal Defeasance”) and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.] [To be deleted if not applicable]

14	Amendment: Supplement: Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended, supplemented or otherwise modified, and any past default or compliance with certain provisions of the Indentures or the Securities may be waived, in each case with the affirmative vote of a majority in aggregate principal amount of the Securities then outstanding voting (either in person or by proxy) at a duly convened meeting of the Holders.

A-VIII

Without the consent of any Holder, the Issuer and the Trustee acting jointly may execute a supplemental indenture to take any of the following actions:

(i)	establish the form and terms of any series of Securities;

(ii)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(iii)	provide for the assumption by a successor corporation of the obligations of the Issuer under either Indenture;

(iv)	provide for uncertificated Securities in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(v)	add to the covenants of the Issuer for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Issuer or any of its subsidiaries;

(vi)	make any change that does not in the opinion of the Trustee adversely affect the rights of any Holder, subject to the provisions of the Indentures;

(vii)	provide for the issuance of the Exchange Securities or Additional Securities; or

(viii)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15	Successors

When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16	Defaults and Remedies

If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding up provisions) and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of Securities then outstanding by notice to the Issuer may declare principal or and accrued but unpaid interest on all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. If an Event of Default relating to certain events of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Securities then outstanding may rescind any such acceleration with respect to the Securities and its consequences.

Subject to the provisions of each Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the Holders of the

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Securities unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Securities or the Indenture unless:

(i)	such Holder has previously given the Trustee notice that an Event of Default is continuing,

(ii)	Holders of at least 25% in aggregate principal amount of the then outstanding Securities have requested the Trustee in writing to pursue the remedy,

(iii)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(iv)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee, and

(v)	the Holders of a majority in aggregate principal amount of the then outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Securities shall be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the relevant Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability. Prior to taking any action under the relevant Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17	Trustee Dealings with Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19	Authentication

This Security shall not be valid until the Trustee (or an authentication agent) manually signs the certificate of authentication on this Security.

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20	Governing Law

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21	Abbreviations and Defined Terms

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22	Common Codes and ISIN Numbers

The Issuer has caused common codes and ISIN numbers to be printed on the Securities and has directed the Trustee to use common codes and ISIN numbers in notices of redemption as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed hereon.

23	Indenture

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended or supplemented from time to time.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to: Delhaize Group Investor Relations Department, Square Marie Curie 40 at B-1070 Brussels, Belgium (+32 2 412 21 51, investor@delhaizegroup.com) or Delhaize Group U.S. Investor Relations Department P.O. Box 1330, 2110 Executive Drive Salisbury NC 28145-1330, United States (+1 704 633 82 50 (ext. 2529), investor@delhaizegroup.com).

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[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Security purchased by the Issuer pursuant to Section 1.1[(m)] of the [First] Supplemental Indenture to the Indenture, check the box:

☐    If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 1.1[(m)] of the [First] Supplemental Indenture to the Indenture, state the amount you elect to have purchased:

U.S.$

Dated:

NOTICE: The signature on this option must correspond with the name as it appears upon the face of this Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

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[To be attached to Global Securities only.]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or note custodian

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EXHIBIT B

FORM OF FACE OF DEFINITIVE REGISTERED CERTIFICATE

No.:

DELHAIZE GROUP SA/NV

[—]% SENIOR NOTES DUE 20[—]

DELHAIZE GROUP SA/NV, a company organized under the laws of the Kingdom of Belgium (the “Issuer,” which term includes any successor entity), for value received promises to pay to the registered holder of the Definitive Registered Notes evidenced by this Definitive Registered Certificate, the principal sum of [AMOUNT] U.S. Dollars ($[—]), on [—].

Interest Payment Dates: [—] and [—] in each year

Record Dates: [— ] and [—]

Reference is made to the further provisions of the Definitive Registered Notes contained herein, which shall for all purposes have the same effect as if set forth at this place.

This is to certify that:

_____________________________

of ___________________________

_____________________________

_____________________________

is the person registered in the register maintained by the Registrar in relation to the Securities (the “Register”) as the duly registered holder of the Securities evidenced by this Registered Definitive Certificate or, if more than one person is so registered, the first-named of such persons.

This Definitive Registered Certificate shall be valid only if the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof (or an authentication agent) by manual signature.

This Definitive Registered Certificate is evidence of entitlement only. Title to the Securities passes only on due registration in the Register and only the Holder is entitle to payment in respect of the Definitive Registered Notes.

IN WITNESS WHEREOF, the Issuer has caused this Definitive Registered Certificate to be signed manually or by facsimile on its behalf.

DELHAIZE GROUP SA/NV

By:	By:
Name:	Name:
Title:	Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This Definitive Registered Certificate is one of the Definitive Registered Certificate issued and to be issued under the Indenture referred to below.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[REVERSE OF SECURITY]

[—]% Senior Securities due 20[—]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

The Definitive Registered Notes evidenced by this Definitive Registered Certificate represent $[—] in aggregate principal amount, in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and is one of $[—] in aggregate principal amount of [— ]% Senior Securities due 20[—] (the Securities) issued by Delhaize Group SA/NV (the Issuer). The Securities are subject to the provisions of an indenture agreement (the Indenture) dated [—], 2009 between the Issuer and The Bank of New York Mellon (as Trustee).

The Definitive Registered Notes evidenced by this Definitive Registered Certificate bear interest at the rate of [—]% per annum on such principal sum payable in arrear on [— ] and [—] in each year beginning [—] 2009.

The Securities will be redeemed at their principal amount on [—], unless redeemed prior to that date in accordance with the provisions of the Indenture, all as more particularly described in the Indenture.

The Issuer was incorporated in 1867 and transformed into a public limited liability company (société anonyme/naamloze vennootschap) by a notarial deed received on 22 February 1962 published in the Annexes to the Belgian Official Gazette (Moniteur belge/Belgisch Staatsblad) of 3 March 1962. The Issuer has an unlimited term.

1	Interest

DELHAIZE GROUP SA/NV, a company organized under the laws of the Kingdom of Belgium (the “Issuer”), promises to pay interest on the principal amount of the Securities at the rate per annum shown above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [—], 2009. The Issuer will pay interest semi-annually in arrear on each Interest Payment Date, commencing [—], 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities (without regard to any applicable grace periods) to the extent lawful.

2	Method of Payment

The Issuer shall pay interest on Securities (except defaulted interest) to the Persons who are Holders at the close of business on the [—] or [—] immediately preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. The Issuer shall pay principal, premium, if any, and interest in U.S. dollars. If an Interest Payment Date is a date other than a Business Day at a place of payment, payment shall be at that place on the next succeeding day that is a Business Day (with any interest or other payment in respect of such delay).

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3	Paying Agent and Registrar

Initially, ING Belgium SA/NV will act as Principal Paying Agent. Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as New York Paying Agent, and The Bank of New York Mellon, London Branch will act as Euro Paying Agent. The Issuer will act as Registrar. The Issuer may appoint and change any paying agent without notice. Agents may only be removed in accordance with the Agency Agreement, dated as of [—], among the Issuer and [—]. [To be revised according to Agency Agreement]

4	Indenture

The Issuer issued the Securities under an Indenture, dated as of [—], 2009 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of a series of Securities of the Issuer designated as its [—]% Senior Securities due [—] (the “Securities”). The terms of the Securities include those terms and provisions stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of the Securities conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5	[Optional Redemption]

[Insert any applicable provisions for this series of Securities]

6	Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Securities in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Securities (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of the Securities of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Securities, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(i)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Issue Date,

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(ii)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, or

(iii)	the issuance of Definitive Registered Securities due to:

(a)	the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(b)	the notification by each of Euroclear and Clearstream that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Securities and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(c)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the book-entry depositary at the Issuer’s request within 15 days of such notification, or

(d)	if the book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the Issuer within 120 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Securities were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of internationally recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Securities.

7	Additional Amounts

All payments made under or with respect to the Securities shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (“Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that

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the net amount received by the Holders and beneficial owners of the Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Securities would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1) any Taxes which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities;

(4) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(5) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Securities in an exempt securities account in the X/N System; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

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The Issuer also will not be required to pay Additional Amounts:

(a) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holders or beneficial owners of the Securities would have been entitled to Additional Amounts had such Security been presented on the last day of the 30-day period);

(b) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(c) if such Security is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Security to another paying agent in a Member State.

If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders of the Securities on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Definitive Registered Certificate there is mentioned, in any context, the payment of principal; purchase prices in connection with a purchase of Securities; interest; or any other amount payable on or with respect to any of the Securities, that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Securities, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The preceding provisions shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

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8	Notice of Redemption

Notice of redemption will be made in accordance with the Indenture. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Principal Paying Agent on or before the redemption date, on and after such date interest ceases to accrue on such Securities (or portions thereof) called for redemption.

9	[Change of Control]

[Insert any applicable provisions for this series of Securities]

10	Denominations: Transfer; Exchange

This Definitive Registered Certificate evidences Definitive Registered Notes in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof with the minimum transferable principal amount being U.S.$2,000.

11	Persons Deemed Owners

The Person deemed to be the owner of the Definitive Registered Notes evidenced by this Definitive Registered Certificate shall be determined in accordance with the Indenture.

12	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13	[Legal Defeasance and Covenant Defeasance]

[The Issuer may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof (“Legal Defeasance”) and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.] [To be deleted if not applicable]

14	Amendment: Supplement: Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended, supplemented or otherwise modified, and any past default or compliance with certain provisions of the Indentures or the Securities may be waived, in each case with the affirmative vote of a majority in aggregate principal amount of the Securities then outstanding voting (either in person or by proxy) at a duly convened meeting of the Holders.

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Without the consent of any Holder, the Issuer and the Trustee acting jointly may execute a supplemental indenture to take any of the following actions:

(i)	establish the form and terms of any series of Securities;

(ii)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(iii)	provide for the assumption by a successor corporation of the obligations of the Issuer under either Indenture;

(iv)	provide for uncertificated Securities in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(v)	add to the covenants of the Issuer for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Issuer or any of its subsidiaries;

(vi)	make any change that does not in the opinion of the Trustee adversely affect the rights of any Holder, subject to the provisions of the Indentures;

(vii)	provide for the issuance of the Exchange Securities or Additional Securities; or

(viii)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15	Successors

When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16	Defaults and Remedies

If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding up provisions) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding by notice to the Issuer may declare principal or and accrued but unpaid interest on all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. If an Event of Default relating to certain events of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Securities then outstanding may rescind any such acceleration with respect to the Securities and its consequences.

Subject to the provisions of each Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the Holders of the

B-IX

Securities unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Securities or the Indenture unless:

(i)	such Holder has previously given the Trustee notice that an Event of Default is continuing,

(ii)	Holders of at least 25% in aggregate principal amount of the then outstanding Securities have requested the Trustee in writing to pursue the remedy,

(iii)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(iv)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee, and

(v)	the Holders of a majority in aggregate principal amount of the then outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Securities shall be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the relevant Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability. Prior to taking any action under the relevant Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17	Trustee Dealings with Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19	Authentication

This Definitive Registered Certificate shall not be valid until the Trustee (or an authentication agent) manually signs the certificate of authentication on this Definitive Registered Certificate.

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20	Governing Law

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21	Abbreviations and Defined Terms

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22	Indenture

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended or supplemented from time to time.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to: [—].

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[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Security purchased by the Issuer pursuant to Section 1.1[(m)] of the [First] Supplemental Indenture to the Indenture, check the box:

☐    If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 1.1[(m)] of the [First] Supplemental Indenture to the Indenture, state the amount you elect to have purchased:

U.S.$

Dated:

NOTICE: The signature on this option must correspond with the name as it appears upon the face of this Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

B-XII